EXHIBIT 99 A.2
EARNINGS NORMALIZATION SCHEDULE                    U S WEST, INC.
(UNAUDITED)


                      Quarter Ended            Nine Months Ended
In millions, except   September 30,      %      September 30,     %
per share amounts      1999    1998   Change     1999   1998   Change
--------------------- -------  ----   ------   ------- ------- ------

Reported net income   $ 139    $ 379   (63.3)  $  957  $1,068  (10.4)
Adjustments:
 Terminated merger-
 related expenses       282        -      -       282       -      -
 Separation costs         -        -      -         -      68      -
 Asset impairment         -        -      -         -      21      -
                      -----    -----          -------  ------

Normalized income     $ 421    $ 379    11.1   $1,239  $1,157    7.1
                      =====    =====          =======  ======
NORMALIZED BASIC
 EARNINGS PER SHARE:

Reported basic
 earnings per share   $0.28    $0.76   (63.2)   $1.90   $2.13  (10.8)
Adjustments:
 Terminated merger-
 related expenses      0.56        -       -     0.56       -     -
 Separation costs         -        -       -        -    0.13     -
 Asset impairment         -        -       -        -    0.04     -
                      -----    -----          -------  ------
Normalized basic
 earnings per share   $0.84    $0.76    10.5    $2.46   $2.31 #  6.5
                      =====    =====          =======  ======


NORMALIZED DILUTED
 EARNINGS PER SHARE:

Reported diluted
 earnings per share  $0.27     $0.75  (64.0)    $1.88   $2.11  (10.9)
Adjustments:
 Terminated merger-
 related expenses     0.56         -      -      0.56       -     -
 Separation costs        -         -              -      0.13     -
 Asset impairment        -         -      -       -      0.04     -
                     -----     -----          -------  --------

Normalized diluted
 earnings per share  $0.83     $0.75   10.7     $2.44   $2.29 #  6.6
                     =====     =====          =======  ======

<F1>
# Amount does not foot due to rounding of individual components.